SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported):  October 4, 1996
                          Commission file number 1-9149



                            THE INTERLAKE CORPORATION


             (Exact name of registrant as specified in its charter)


   Delaware    36-3428543
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


    550 Warrenville Road, Lisle, Illinois         60532-4387
   (Address of Principal Executive Offices)       (Zip Code)

                                (630)   852-8800
              (Registrant's telephone number, including area code)

Item 2 - Acquisition or Disposition of Assets

As used herein, the term "Company" means The Interlake Corporation and its subsidiaries. The terms "Interlake" and "Registrant" mean The Interlake Corporation, the parent company.

On October 4, 1996, The Interlake Corporation (the "Company") sold its Packaging businesses ("Packaging") to Samuel Manu-Tech Inc. ("SMT") of Etobicoke, Ontario, Canada, or entities controlled by SMT, for an aggregate net cash purchase price of $104.4 million subject to potential downward adjustments based on the net worth of Packaging. The purchase price was based upon a multiple of operating earnings and was agreed to after arms-length negotiations between the parties and approved by their respective boards of directors. The transaction included the sale in the United States of substantially all of the assets of Interlake Packaging Corporation ("Interlake Packaging") to Samuel Strapping Systems (Tennessee), Inc. ("Samuel Tennessee"), and the assumption by Samuel Tennessee of substantially all of the liabilities of Interlake Packaging; the sale in Canada by Interlake Packaging and The Interlake Companies, Inc. ("Interlake Companies") to SMT of all of the outstanding shares of Acme Strapping Inc.; and the sale in England by Interlake Companies of all of the outstanding shares of Precis (935) Limited to Samuel Strapping Systems (U.K.), Inc.

Item 7 - Pro Forma Financial Information

(b)          Pro forma financial information

This report includes unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 1995 and the six months ended June 30, 1996, and an unaudited pro forma condensed consolidated balance sheet as of June 30, 1996, based on the historical financial statements of the Company and giving pro forma effect to the disposition described above as if it had occurred at the beginning of the period or as of the date presented, as applicable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The pro forma information is presented for informational purposes only, and is not necessarily indicative of the results that would have been reported had the sale actually occurred on the dates specified, nor is it indicative of the Company's future results.

                           THE INTERLAKE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   For the Six Months Ended June 30, 1996
                                (000 omitted)



                                             Actual                  Pro Forma
                                     The                      Adjustment        The
                                  Interlake     Packaging        for        Interlake
                                  Corporation   Operations   Disposition   Corporation

Net Sales                          $409,923      $70,149     $   99(1)       $339,873

Cost of Product Sold                313,343       50,762         99(1)        262,680
Selling & Administrative Expense     62,013       11,750          -            50,263

Operating Profit                     34,567        7,637          -            26,930
Non-operating (Income) Expense       (1,267)          12          -            (1,279)

Earnings Before Interest and Taxes   35,834        7,625          -            28,209

Interest Expense (net)               26,056            -     (3,222)(2)        22,834
Income Before Taxes, Minority
  Interest, Extraordinary Item and
  Accounting Change                   9,778        7,625      3,222             5,375

Provision for Income Taxes            5,765        2,566        391(3)          3,590
Minority Interest in Net Income of
  Subsidiaries                        2,043            -          -             2,043

Income from Continuing Operations
Before Extraordinary Item and
  Accounting Change                $  1,970      $ 5,059     $2,831         $    (258)

Income from Continuing Operations
per Share:
   Primary                             $.09                                     $(.01)

   Fully Diluted                       $.06                                     $(.01)

Average Shares Outstanding:
   Primary                           23,074                                    23,074

   Fully Diluted                     31,456                                    31,456

                           THE INTERLAKE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    For the Year Ended December 31, 1995
                                (000 omitted)



                                            Actual                      Pro Forma
                                     The                        Adjustment       The
                                   Interlake     Packaging         for         Interlake
                                  Corporation   Operations      Disposition   Corporation

Net Sales                          $831,103     $141,374        $   184(1)      $689,913

Cost of Product Sold                634,386      104,105            184(1)       530,465
Selling & Administrative Expense    125,139       23.295              -          101,844

Operating Profit                     71,578       13,974              -           57,604
Non-operating (Income) Expense       (1,064)         (21)             -           (1,043)

Earnings Before Interest and Taxes   72,642       13,995              -           58,647

Interest Expense (net)               52,540            -         (6,834)(2)       45,706
Income Before Taxes, Minority
  Interest, Extraordinary Item and
  Accounting Change                  20,102       13,995          6,834           12,941

Provision for Income Taxes           11,356        4,786            845(3)         7,415
Minority Interest in Net Income of
  Subsidiaries                        4,533            -              -            4,533

Income from Continuing Operations
Before Extraordinary Item and
  Accounting Change                $  4,213      $ 9,209         $5,989         $    993

Income from Continuing Operations
per Share:
   Primary                             $.18                                         $.04

   Fully Diluted                       $.14                                         $.03

Average Shares Outstanding:
   Primary                           22,691                                       22,691

   Fully Diluted                     30,520                                       30,520

                           THE INTERLAKE CORPORATION
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                JUNE 30, 1996
                                (000 omitted)



                                                       Actual                       Pro Forma
                                                The                         Adjustment       The
                                              Interlake      Packaging         for         Interlake
                                             Corporation    Operations      Disposition   Corporation
Assets:
Current Assets:
  Cash and cash equivalents                    $  29,206    $     -          $  6,959(4)   $  36,165
  Accounts receivables                           131,003     23,018                 -        107,985
  Inventories                                     79,202     21,386                 -         57,816
  Other current assets                            15,853      2,203                 -         13,650
                                                 255,264     46,607             6,959        215,616

Other Assets                                      42,337      2,851                 -         39,486

Property, Plant & Equipment                      148,455     10,638                 -        137,817

  Total Assets                                  $446,056    $60,096          $  6,959       $392,919


Liabilities and Shareholders' Equity (Deficit):

Current Liabilities:
  Accounts payable and accruals                 $136,947    $19,438          $      -       $117,509
  Income taxes payable                            14,799      3,307                 -         11,492
  Current maturities long term debt                4,231          -                 -          4,231
                                                 155,977     22,745                 -        133,232

Long Term Debt                                   437,248          -           (75,607)(4)    361,641

Other Long Term Liabilities and
Deferred Credits                                 100,721      6,041                 -         94,680

Parent Company Investment                              -     31,310            31,310(5)           -

Convertible Exchangeable Preferred
Stock - Redeemable                                39,155          -                 -         39,155

Shareholders' Equity (Deficit)                  (287,045)         -            51,256(6)    (235,789)

  Total Liabilities and Shareholders' Equity    $446,056    $60,096          $  6,959       $392,919

                           THE INTERLAKE CORPORATION


NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

A.   Unaudited Pro Forma Condensed Consolidated Statements of Income

     The unaudited Pro Forma Condensed Consolidated Statements of Income give effect to the sale of Packaging, which occurred on October 4, 1996, as though such sale had taken place as of the beginning of the respective periods. The unaudited Pro Forma Condensed Consolidated Statements of Income exclude the net effects of the gain of approximately $40.0 million on the sale of Packaging.

(1) Restores eliminated sales and cost of products sold between Packaging and the Company's other operations.

(2) Adjusts net interest expense to reflect assumed reduction in long term debt out of the proceeds from the Packaging sale.

(3) Adjusts income tax expense to reflect the tax effect of the pro forma adjustments, excluding the tax effect of the gain on the sale. In 1995 and 1996, the Company reported consolidated income tax expense that consisted primarily of current and deferred taxes on income earned in foreign and state jurisdictions. The pro forma adjustment to income tax expense arises in respect of interest allocated to Packaging's foreign operations.

B.   Unaudited Pro Forma Condensed Consolidated Balance Sheet

     The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 gives effect to the sale of Packaging, which occurred on October 4, 1996, as though such sale had taken place as of June 30, 1996.

(4) Assumes application of the net proceeds from the sale of Packaging as follows (in millions):

      Selling Price                                        $104.4
      Expenses and Other Adjustments                         (7.0)
      Tax Expense                                           (16.8)
      Reduction in Long Term Debt                           (75.6)
      Other Items                                             2.0

      Net Change in Cash Per Pro Forma Balance Sheet       $  7.0

(5) Reflects elimination of Parent Company investment in Packaging.

(6) Reflects gain on the sale of Packaging and elimination of related accumulated foreign currency translation adjustments.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THE INTERLAKE CORPORATION



                                   /s/ Stephen Gregory

                                  Stephen Gregory
                                  Vice President - Finance
                                   and Chief Financial  Officer

October 21, 1996